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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2001 relating to the consolidated financial statements and financial statement schedule of Chesapeake Energy Corporation (the "Company"), which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Tulsa, Oklahoma
August 14, 2001